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                                                                  EXHIBIT 4.4


                            PILLAR CORPORATION

                     1992 LONG-TERM EOUITY INCENTIVE PLAN
                     ------------------------------------

As Adopted April 20, 1992

        1. PURPOSE. The purpose of the Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, its subsidiaries and affiliates, by offering them an opportunity to participate in the Company's future. Options, Restricted Stock and Performance Bonuses may be awarded pursuant to the Plan.

        2.    SHARES SUBJECT TO THE PLAN.

              (a) NUMBER OF SHARES AVAILABLE. Subject to Sections 2(b) and 18, the total number of Shares reserved and available for distribution pursuant to the Plan shall be 3,306,500 shares less shares issuable upon exercise of any outstanding options granted pursuant to Applicant's 1988 Stock Option Plan. Any shares issuable upon exercise of options granted pursuant to Applicant's 1988 Stock Option Plan that expire or become unexercisable for any reason without having been exercised in full shall no longer be available for distribution under Applicant's 1988 Stock Option Plan, but shall be available for distribution under this Plan. Subject to Sections 2(b) and 18, Shares shall again be available for grant and distribution in connection with future Awards under the Plan if: (i) any Shares that are subject to issuance upon exercise of an Option cease to be subject to such Option for any reason other than exercise of such Option, (ii) any Shares that are subject to an Award granted hereunder are forfeited or repurchased, or (iii) an Award otherwise terminates without Shares being issued to the Participant.

             (b) ADJUSTMENT OF SHARES. In the event that the number of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, combination, reclassification or similar change in the capital structure of the Company without consideration, then (i) the number of Shares reserved for issuance under the Plan, (ii) the Exercise Prices of and number of Shares subject to outstanding Options, and (iii) the number of Shares subject to other outstanding Awards, shall be proportionately adjusted, subject to any required action by the Board or the shareholders of the Company and compliance with applicable securities laws; PROVIDED, HOWEVER, that fractions of a Share shall not be issued but shall either be paid in cash at Fair Market Value or shall be rounded up to the nearest whole number, as determined by the Committee.

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            3.    ELIGIBILITY. Incentive Stock Options may be granted only to employees (including officers and directors who are also employees) of the Company or of a Parent or Subsidiary of the Company. All other Awards may be granted to employees, officers, directors, consultants, independent contractors and advisers of the Company or any Parent, Subsidiary or Affiliate of the Company, provided such consultants, contractors and advisers render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. A person may be granted more than one Award under the Plan.

            4.    ADMINISTRATION.

                  (a) The Plan shall be administered by the Board or Committee. Subject to the general purposes, terms and conditions of the Plan, and to the direction of the Board, the Committee shall have full power to implement and carry out the Plan. The Committee shall have the authority to:

                      (i) construe and interpret the Plan, any Award Agreement and any other agreement or documents executed pursuant to the Plan;

                     (ii) prescribe, amend and rescind rules and regulations relating to the Plan;

                    (iii) select persons to receive Awards;

                     (iv) determine the form and terms of Awards;

                      (v) determine the number of Shares or other consideration subject to Awards;

                     (vi) determine whether Awards will be granted singly, in combination, in tandem, in replacement of, or as alternatives to, other Awards under the Plan or any other incentive or compensation plan of the Company, a Subsidiary or Affiliate;

                    (vii) grant waivers of Plan or Award conditions;

                   (viii) correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Award or any Award Agreement;

                     (ix) determine whether an Award has been earned; and

                      (x) make all other determinations necessary or advisable for the administration of the Plan.

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             (b) Any determination made by the Committee with respect to any Award shall be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in any Award under the Plan.

             (c) If the Company is subject to the Exchange Act, and if the Board is not comprised entirely of Disinterested Persons, the Company will take appropriate steps to comply with the disinterested director requirements of
Section 16(b) of the Exchange Act, which may consist of the appointment by the Board of a Committee consisting of not less than two persons (who are members of the Board), each of whom is a Disinterested Person. The Committee may delegate to one or more officers of the Company the authority to grant an Award under the Plan to Participants who are not Insiders of the Company.

        5. OPTIONS. The Committee, in its discretion, may grant Options to eligible persons and shall determine whether such Options shall be Incentive Stock Options within the meaning of the Code ("ISOs") or Nonqualified Stock Options ("NQSOs"), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

             (a) FORM OF OPTION GRANT. Each Option granted under the Plan shall be evidenced by an Award Agreement which shall expressly identify the Option as an ISO or NQSO ("STOCK OPTION AGREEMENT"), and be in such form and contain such provisions (which need not be the same for each Participant) as the Committee shall from time to time approve, and which shall comply with and be subject to the terms and conditions of the Plan.

             (b) DATE OF GRANT. The date of grant of an Option shall be the date on which the Committee makes the determination to grant such Option, unless otherwise specified by the Committee. The Stock Option Agreement will be delivered to the Participant with a copy of the Plan within a reasonable time after the granting of the Option.

             (c) EXERCISE PERIOD. Options shall be exercisable within the times or upon the events determined by the Committee as set forth in the Stock Option Agreement; PROVIDED, HOWEVER, that no Option shall be exercisable after the expiration of one hundred twenty (120) months from the date the Option is granted, and provided further that no Option granted to a person who directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company ("TEN PERCENT SHAREHOLDER") shall be exercisable after the expiration of five (5) years from the date the Option is granted.

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             (d) EXERCISE PRICE. The Exercise Price shall be determined by the Committee when the Option is granted and may be not less than 85% of the Fair Market Value of the Shares on the date of grant; provided that (i) the Exercise Price of an ISO shall be not less than 100% of the Fair Market Value of the Shares on the date of grant and (ii) the Exercise Price of any Option granted to a Ten Percent Shareholder shall not be less than 110% of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 10 of the Plan.

             (e) METHOD OF EXERCISE. Options may be exercised only by delivery to the Company of a written stock option exercise notice (the "EXERCISE NOTICE") in a form approved by the Committee (which need not be the same for each Participant), stating the number of Shares being purchased, the restrictions imposed on the Shares, if any, and such representations and agreements regarding Participant's investment intent and access to information, if any, as may be required by the Company to comply with applicable securities laws, together with payment in full of the Exercise Price for the number of Shares being purchased.

             (f) TERMINATION. Notwithstanding the exercise periods set forth in the Stock Option Agreement, exercise of an Option shall always be subject to the following:

                    (i) If the Participant ceases to provide services to the Company or any Parent, Subsidiary or Affiliate of the Company for any reason except death or Disability, then Participant may exercise such Participant's Options only to the extent that such Options would have been exercisable upon the date Participant ceases to provide services. Any such exercise must take place within ninety (90) days after the date of termination of Participant's services (or such shorter time period as may be specified in the Stock Option Agreement), but no later than the expiration date of the Options.

                    (ii) If the Participant ceases to provide services to the Company or any Parent, Subsidiary or Affiliate of the Company because of the death or Disability of Participant, Participant's Options may be exercised only to the extent that such Options would have been exercisable by Participant on the date Participant ceases to provide services, by Participant (or Participant's legal representative or authorized assignee). Any such exercise must take place within twelve (12) months after the date Participant ceases to provide services (or such shorter time period as may be specified in the Grant or Award Agreement), but in any event no later than the expiration date of the Options.

                  (iii) The Committee shall determine whether Participant (including any Participant who is a director) has ceased to provide services to the Company or any Parent, Subsidiary or Affiliate of the Company and the effective date on which Participant ceased to provide services.

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              (g) LIMITATIONS ON EXERCISE. The Committee may specify a
reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent Participant from exercising the full number of Shares as to which the Option is then exercisable.

              (h) LIMITATIONS ON ISOS. The aggregate Fair Market Value (determined as of the date 0f grant) of Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under the Plan or under any other incentive stock option plan of the Company or any Affiliate, Parent or Subsidiary of the Company) shall not exceed $100,000. If the Fair Market Value of Shares on the date of grant with respect to which ISOs are exercisable for the first time by a Participant during any calendar year exceeds $100,000, the Options for the first $100,000 worth of Shares to become exercisable in such calendar year shall be ISOs and the Options for the amount in excess of $100,000 that become exercisable in that calendar year shall be NQSOs. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date of the Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit shall be incorporated herein and shall apply to any Options granted after the effective date of such amendment.

             (i) MODIFICATION, EXTENSION OR RENEWAL. The Committee shall have the power to modify, extend or renew outstanding Options and to authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of Participant, impair any rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered shall be treated in accordance with Section 424(h) of the Code. The Committee shall have the power to reduce the Exercise Price of outstanding Options without the consent of Participants by a written notice to the Participants affected; PROVIDED, HOWEVER, that the Exercise Price may not be reduced below the minimum Exercise Price that would be permitted under
Section 6(d) of the Plan for Options granted on the date the action is taken to reduce the Exercise Price.

             (j) NO DISQUALIFICATION. Notwithstanding any other provision in the Plan, no term of the Plan relating to ISOs shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify the Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under
Section 422 of the Code.

         6. RESTRICTED STOCK. A Restricted Stock Award is an offer by the Company to sell to an eligible person Shares that are subject to restrictions. The Committee shall determine to whom an offer will be made, the number of Shares the person may purchase, the price to be paid (the "PURCHASE PRICE"), the restrictions to which the Shares shall be subject, and all other terms and conditions of the Restricted Stock Award, subject to the following:

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             (a) FORM OF RESTRICTED STOCK AWARD. All purchases made pursuant to the Plan shall be evidenced by an Award Agreement ("RESTRICTED STOCK PURCHASE AGREEMENT") in such form (which need not be the same for each Participant) as the Committee shall from time to time approve, which Restricted Stock Purchase Agreement shall comply with and be subject to the terms and conditions of the Plan. The offer of Restricted Stock shall be accepted by the Participant's execution and delivery of the Restricted Stock Purchase Agreement and payment for the Shares to the Company within thirty (30) days from the date the offer is made to the person.

             (b) PURCHASE PRICE. The Purchase Price of Shares sold pursuant to a Restricted Stock Award shall be at least 85% of the Fair Market Value of the Shares when the Restricted Stock Award is granted or at the time of purchase, except in the case of a sale to a Ten Percent Shareholder, in which case the Purchase Price shall be 100% of the Fair Market Value. Payment of the Purchase Price may be made in accordance with Section 10 of the Plan.

             (c) RESTRICTIONS. Restricted Stock Awards shall be subject to such restrictions as the Committee may impose. The Committee may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions, in whole or part, based on service, performance or such other factors or criteria as the Committee may determine.

        7.   PERFORMANCE BONUSES.

             (a) AWARDS OF PERFORMANCE BONUSES. A Performance Bonus is an award of Shares (which may consist of Restricted Stock) for services rendered to the Company or any Parent, Subsidiary or Affiliate of the Company. A Performance Bonus may be awarded for past services already rendered to the Company, or any Parent, Subsidiary or Affiliate of the Company may be awarded upon satisfaction of such performance factors as are set out in advance in an individual Award Agreement (the "PERFORMANCE BONUS AGREEMENT") in such form (which need not be the same for each Participant) as the Committee shall from time to time approve, which Performance Bonus Agreement shall comply with and be subject to the terms and conditions of the Plan. Performance Bonuses may vary from Participant to Participant and between groups of Participants and may be based upon the achievement of the Company, Parent, Subsidiary or Affiliate and/or individual performance factors or upon such other criteria as the Committee may determine.

             (b) TERMS OF PERFORMANCE BONUSES. The Committee shall determine the number of Shares to be awarded to the Participant and whether such Shares shall be Restricted Stock. If the Performance Bonus is being awarded based on future services pursuant to a Performance Bonus Agreement, then the Committee shall determine: (i) the nature, length and starting date of any performance period (the "PERFORMANCE PERIOD") for each Performance Bonus; (ii) the performance goals and criteria to be used to measure the performance; (iii) the number of Shares to be awarded to the Participant at the end of the Performance

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Period; and (iv) the extent to which such Performance Bonuses have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Bonuses that are subject to different Performance Periods and different performance factors and criteria. The number of Shares may be fixed or may vary in accordance with such performance or other criteria as may be determined by the Committee. The Committee may, in its discretion, adjust the performance factors applicable to the Performance Bonuses to take into account changes in law and accounting or tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the inclusion or exclusion of the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships.

             (c) FORM OF PAYMENT. The earned portion of a Performance Bonus may be paid currently or on a deferred basis with such interest or earnings equivalent as may be determined by the Committee. Payment shall be made in the form of cash, whole Shares, including Restricted Stock, or a combination thereof, either in a lump sum payment or in installments, all as the Committee shall determine.

             (d) TERMINATION DURING PERFORMANCE PERIOD. If a Participant ceases to provide services to the Company during a Performance Period for any reason, then such Participant shall not be entitled to any payment (whether in cash or Shares or otherwise) with respect to the Performance Bonus subject to such Performance Period, unless the Committee shall determine otherwise.

        8.   WITHHOLDING TAXES.

             (a) WITHHOLDING GENERALLY. Whenever Shares are to be issued in satisfaction of Awards granted under the Plan, the Company shall have the right to require the Participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. Whenever, under the Plan, payments are to be made in cash, such payment shall be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.

             (b) STOCK WITHHOLDING. When under applicable tax laws a Participant incurs tax liability in connection with the exercise or vesting of any Award that is subject to tax withholding, and the Participant is obligated to pay the Company the amount required to be withheld, the Participant may satisfy the withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined (the "TAX DATE"). All elections by a Participant to have Shares withheld for this purpose shall be made in writing in a form acceptable to the Committee and shall be subject to the following restrictions:

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                    (i) the election must be made on or prior to the applicable
Tax Date;

                   (ii) once made, the election shall be irrevocable as to the particular Shares as to which the election is made;

                  (iii) all elections shall be subject to the consent or disapproval of the Committee;

                   (iv) if the Participant is an Insider and if the Company is subject to Section 16(b) of the Exchange Act: (A) the election may not be made within six (6) months of the date of grant of the Award; PROVIDED, HOWEVER, that this limitation shall not apply in the event that death or Disability of the Participant occurs prior to the expiration of the six-month period; and
(B) the election must be made either six (6) months prior to the Tax Date or in the ten (10) day period beginning on the third day following the release of the Company's quarterly or annual summary statement of sales or earnings; PROVIDED, HOWEVER, that on and after such date as the Company elects to comply with the requirements of Rule 16b-3, as amended effective May 1, 1991, the provisions of Rule 16b-3(d)(1)(i) and Rule 16b-3(e) of the Exchange Act shall apply with respect to any such elections in accordance with rules established by the Committee; and

                    (v) in the event that the Tax Date is deferred until six months after exercise of the Option under Section 83(b) of the Code, the Participant shall receive the full number of Shares with respect to which the exercise occurs, but such Participant shall be unconditionally obligated to tender back to the Company the proper number of Shares on the Tax Date.

        9. PAYMENT FOR SHARE PURCHASES. Payment for Shares purchased pursuant to the Plan may be made in cash (by check) or, where expressly approved for the Participant by the Committee in its sole discretion at the time of grant and where permitted by law:

             (a) by cancellation of indebtedness of the Company to the Participant;

             (b) by surrender of Shares having a Fair Market Value equal to the applicable Purchase Price of the Shares, which Shares either: (A) have been owned by Participant for more than six (6) months (and which have been paid for within the meaning of SEC Rule 144 and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such Shares); or (B) were obtained by Participant in the public market;

             (c) by tender of a full recourse promissory note having such terms as may be approved by the Committee and bearing interest at a rate sufficient to avoid imputation of income under Sections 483 and 1274 of the Code. Participants who are not-employees of the Company shall not be entitled to purchase Shares with a promissory note unless the note is adequately secured by collateral other than the Shares;

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             (d) by waiver of compensation due or accrued to Participant for services rendered;

             (e) with respect only to purchases upon exercise of an Option, and provided that a public market for the Company's stock exists,

                    (i) through a "same day sale" commitment from Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD DEALER") whereby Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

                    (ii) through a "margin" commitment from Participant and an NASD Dealer whereby Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; or

             (f) by any combination of the foregoing.

        10. PRIVILEGES OF STOCK OWNERSHIP. No Participant shall have any of the rights of a shareholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant shall be a shareholder and have all the rights of a shareholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company shall be subject to the same restrictions as the Restricted Stock. The Company shall provide to each Participant a copy of the financial statements of the Company at least annually.

        11. TRANSFERABILITY. Awards granted under the Plan, and any interest therein, shall not be transferable or assignable by Participant, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution or as consistent with the specific Plan and Award Agreement provisions relating thereto. During the lifetime of the Participant an Award shall be exercisable only by the Participant, and any elections with respect to an Award, may be made only by the Participant.

        12. RESTRICTIONS ON SHARES. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Award Agreement (a) a right of first refusal to purchase all Shares that a Participant (or a subsequent transferee) may propose to transfer to a third party, and/or (b)

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a right to repurchase a portion of or all Shares held by a Participant when such Participant ceases to provide services to the Company or a Parent, Subsidiary or Affiliate of the Company, for any reason within 90 days of the date the Participant ceases to provide services, for cash or cancellation of purchase money indebtedness, either: (1) at the higher of: (i) Participant's original Purchase Price, or (ii) the Fair Market Value of such Shares on the date the Participant ceased to provide services, PROVIDED, such right of repurchase terminates when the Company's securities become publicly traded; or
(2) at the Participant's original Purchase Price, PROVIDED, that the right to repurchase at the original Purchase Price lapses at the rate of at least 20% per year over 5 years from the date the Shares were purchased, and if the right to repurchase is assignable, the assignee must pay the Company upon assignment of the right to repurchase, cash equal to the excess of the Fair Market Value of the Shares over the original Purchase Price.

        13. CERTIFICATES. All certificates for Shares or other securities delivered under the Plan shall be subject to such stock transfer orders, legends and other restrictions as the Committee may deem advisable, including under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange upon which the Shares may be listed.

        14. ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Participant's Shares, the Committee may require the Participant to deposit all certificates, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under the Plan shall be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of Participant's obligation to the Company under the promissory note; provided, however, that the Committee may in its sole discretion require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company shall have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant's Shares or other collateral. In connection with any pledge of the Shares, Participant shall be required to execute and deliver a written pledge agreement in such form as the Committee shall from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a prorata basis as the promissory note is paid.

        15. EXCHANGE AND BUYOUT OF AWARDS. The Committee may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards. The Committee may at any time buy from a Participant an Award previously granted with payment in cash or

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Shares (including Restricted Stock), based on such terms and conditions as the
Committee and the Participant shall agree.

       16.   SECURITIES LAW AND OTHER REGULATORY COMPLIANCE.

             (a) An Award shall not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed, as they are in effect on the date of the Award and also on the date of exercise or other issuance. The Company shall be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company shall have no liability for any inability or failure to do so.

             (b) Notwithstanding any other provision in the Plan, the Company shall have no obligation to issue or deliver certificates of Common Stock under the Plan prior to (A) obtaining approval from any governmental agency that the Company determines is necessary or advisable, (B) admission of such shares to listing on the stock exchange on which the Common Stock may be listed and (C) completion of any registration or other qualification of such shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable.

       17. NO OBLIGATION TO EMPLOY. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant any right to continue in the employ of, or other relationship with, the Company or any Parent, Subsidiary or Affiliate of the Company or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate of the Company to terminate Participant's employment or other relationship at any time, with or without cause.

       18.   CORPORATE TRANSACTIONS.

             (a) In the event of (i) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the shareholders of the Company and the Awards granted under the Plan are assumed by the successor corporation, which assumption shall be binding on all Participants), (ii) a dissolution or liquidation of the Company, (iii) the sale of substantially all of the assets of the Company, or (iv) any other transaction which qualifies as a "corporate transaction" under Section 424(a) of the Code wherein the shareholders of the Company give up all of their equity interest in the Company (except for the acquisition of all or substantially all of the outstanding shares of the Company), any or all outstanding Awards may be assumed by the successor corporation, which assumption shall be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar

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consideration to Participants as was provided to shareholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company Restricted Stock held by the Participant, substantially similar Shares or other property subject repurchase restrictions no less favorable to the Participant.

             (b) In the event such successor corporation, if any, refuses to assume or substitute the Awards as provided above, pursuant to a transaction described in Subsections 18(a)(ii), (iii) or (iv) above, or there is no successor corporation, and if the Company ceases to exist as a separate corporate entity, the Awards, notwithstanding any contrary terms in the Award Agreement, expire on a date at least twenty (20) days after the Board gives written notice to Participants specifying the terms and conditions of such termination.

             (c) In the event such successor corporation, if any, refuses to assume or substitute the Awards, as provided above, pursuant to a transaction described in Subsections 18(a)(i) above, such Awards shall expire on (and, if the Company has reserved to itself a right to repurchase Shares issued pursuant to an Award, such right shall terminate on the consummation of such transaction at such time and on such conditions as the Board shall determine.

             (d) Subject to any greater rights granted to Participants under the foregoing provisions of this Section 19, in the event of the occurrence of any transaction described in Section 18(a), any outstanding Awards shall be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, sale of assets or other "corporate transaction."

             (e) The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (i) granting an Award under the Plan in substitution of the stock option, or (ii) assuming the award as if it had been granted under the Plan if the terms of such assumed award could be applied to an Award granted under the Plan. Such substitution or assumption shall be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under the Plan if the other company had applied the rules of the Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award shall remain unchanged (except the exercise price and the number and nature of Shares issuable upon exercise, which will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Award rather than assuming an existing award (as specified in Section 5), such new Option may be granted with a similarly adjusted exercise price.

        19. ADOPTION AND SHAREHOLDER APPROVAL. The Plan shall become effective on the date that it is adopted by the Board (the "EFFECTIVE DATE"). The Plan shall be approved by the shareholders of the Company, consistent with applicable laws, within twelve months before or after the Effective Date. Upon the Effective Date, the Board may grant Awards pursuant to the Plan; PROVIDED, HOWEVER, that (i) no Option may be exercised prior to initial shareholder approval of the Plan; (ii) no Option shall be exercised prior to the time an increase in the number of Shares has been approved by the shareholders of the Company; and (iii) in the event that shareholder approval is not obtained within the time period provided herein all Awards granted hereunder and any Shares issued pursuant to any Award shall be rescinded. After the Company becomes subject to Section 16(b) of the Exchange Act, the Company will comply with the requirements of Rule 16b-3 (or its successor), as amended with respect to shareholder approval.

        20. TERM OF PLAN. The Plan will terminate ten (10) years from the Effective Date.

        21. AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate or amend the Plan in any respect including (but not limited to) amendment of any form of Award Agreement or instrument to be executed pursuant to the Plan; provided, however, that the Board shall not, without the approval of the shareholders of the Company, amend the Plan in any manner that requires such shareholder approval pursuant to the Code or the regulations promulgated thereunder as such provisions apply to ISO plans or pursuant to the Exchange Act or Rule 16b-3 (or its successor), as amended thereunder.

        22. NONEXCLUSIVITY OF THE PLAN. Neither the adoption of the Plan by the Board, the submission of the Plan to the shareholders of the Company for approval, nor any provision of the Plan shall be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

        23. DEFINITIONS. As used in the Plan, the following terms shall have the following meanings:

             "AFFILIATE" means any corporation that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another corporation, where "control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to cause the direction of the management and policies of the corporation, whether through the ownership of voting securities, by contract or otherwise.

             "AWARD" means any award under the Plan, including any Option, Restricted Stock or Performance Bonus.

             "AWARD AGREEMENT" means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

               "BOARD" means the Board of Directors of the Company.

               "CODE" means the Internal Revenue Code of 1986, as amended.

               "COMMITTEE" means the committee appointed by the Board to administer the Plan, or if no committee is appointed, the Board.

               "COMPANY" means Pillar Corporation, a corporation organized under the laws of the State of California, or any successor corporation.

               "DISABILITY" means a disability, whether temporary or permanent, partial or total, within the meaning of Section 22(e)(3) of the Code, as determined by the Committee.

               "DISINTERESTED PERSON" means a director who is not, during the period that person is a member of the Committee and for one year prior to service as a member of the Committee, granted or awarded equity securities pursuant to the Plan or any other plan of the Company, or any Parent, Subsidiary or Affiliate of the Company, except in accordance with the requirements set forth in Rule 16b-3(c)(2)(i) (and any successor thereto) as promulgated by the SEC under Section 16(b) of the Exchange Act, as such rule is amended from time to time and as interpreted by the SEC.

               "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

               "EXERCISE PRICE" means the price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.

               "FAIR MARKET VALUE" means, as of any date, the value of a share of the Company's Common Stock determined as follows:

                 (i) the last reported sale price of the Common Stock of the Company on the NASDAQ National Market System or, if no such reported sale takes place on any such day, the average of the closing bid and asked prices;

                (ii) if such Common Stock shall then be listed on a national securities exchange, the last reported sale price or, if no such reported sale takes place on any such day, the average of the closing bid and asked prices on the principal national securities exchange on which the Common Stock is listed or admitted to trading;

               (iii) if such Common Stock shall not be quoted on the NASDAQ National Market System nor listed or admitted to trading on a national securities exchange, then the average of the closing bid and asked prices, as reported by The Wall Street Journal for the over-the-counter market; or

                (iv) if none of the foregoing is applicable, by the Board of Directors of the Company in good faith.

               "INSIDER" means an officer or director of the Company or any other person whose transactions in Common Stock are subject to Section 16(b) of the Exchange Act.

               "OPTION" means an award of an option to purchase Shares pursuant to Section 5.

               "PARENT" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if at the time of the granting of an Award under the Plan, each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

               "PARTICIPANT" means a person who receives an Award under the Plan.

               "PERFORMANCE BONUS" means an award of Shares pursuant to
Section 7.

               "PLAN" means this Pillar Corporation 1992 Equity Incentive Plan, as amended from time to time.

               "RESTRICTED STOCK" means an award of Shares pursuant to
Section 6.

               "SEC" means the Securities and Exchange Commission.


               "SECURITIES ACT" means the Securities Act of 1933, as amended.


               "SHARES" means shares of the Company's Common Stock, reserved for issuance under the Plan, as adjusted pursuant to Section 4, and any successor security.

               "SUBSIDIARY" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.